Exhibit 99.1

MedAssets Reports Second Quarter and Six-Month 2009 Financial Results

Reaffirms Full-Year 2009 Guidance, Raises EPS Expectations

ATLANTA--(BUSINESS WIRE)--August 3, 2009--MedAssets, Inc. (NASDAQ: MDAS) today announced results for its second quarter and six-month period ended June 30, 2009, as summarized below:

(In millions, except per share)	2Q-09	2Q-08	6 mos-09	6 mos-08
Net Revenue:
Revenue Cycle Management	$ 50.8	$ 31.3	$ 97.8	$ 56.4
Spend Management	33.4	29.9	65.4	63.6
Total Net Revenue	84.2	61.2	163.2	120.0
Net Income (loss)	2.2	(1.6)	4.1	1.1
Diluted earnings (loss) per share (EPS)	0.04	(0.03)	0.07	0.02
Non-GAAP adjusted EBITDA	23.5	19.0	46.8	35.1
Non-GAAP cash diluted EPS	$ 0.17	$ 0.15	$ 0.32	$ 0.27
Weighted average shares – diluted	57.0	47.3	56.7	48.5

Net Revenue

Second Quarter

Total net revenue for the second quarter of 2009 increased 37.5% to $84.2 million from $61.2 million in the second quarter of 2008. The Revenue Cycle Management segment growth was driven primarily by the Accuro acquisition, increased demand for the Company’s reimbursement and compliance technology tools, as well as growth from its revenue cycle and decision support services. The Spend Management segment also experienced growth in group purchasing and consulting services, and generated revenue from the Company’s annual customer and vendor meeting held during the quarter.

Comparing quarter-over-quarter organic growth, the Company’s total net revenue increased 14.9% to $84.2 million in the second quarter of 2009, versus non-GAAP acquisition-affected total net revenue (see definition at end of this press release) of $73.3 million in the same quarter of 2008. Excluding $3.0 million in net revenue related to the Company’s annual customer and vendor meeting held in the second quarter of 2009, organic net revenue growth was approximately 10.8%.

Six-month Period

Total net revenue for the six-month period ended June 30, 2009 increased 36.0% to $163.2 million from $120.0 million in the first six months of 2008.

Comparing period-over-period organic growth, the Company’s non-GAAP acquisition-affected total net revenue for the first six months of 2009 increased 9.9% to $163.2 million from non-GAAP acquisition-affected total net revenue of $148.5 million in the same period of 2008.

Non-GAAP Adjusted EBITDA

Second Quarter

In the second quarter of 2009, non-GAAP total adjusted EBITDA was $23.5 million, or 27.9% of total net revenue, a 23.5% increase over non-GAAP total adjusted EBITDA of $19.0 million, or 31.1% of total net revenue, in the second quarter of 2008. The quarter-over-quarter decline in non-GAAP adjusted EBITDA margin was primarily due to costs associated with the Company’s annual customer and vendor meeting held in the second quarter of 2009. Last year, the meeting was held in the first quarter of 2008.

Comparing quarter-over-quarter organic growth, the Company’s total non-GAAP adjusted EBITDA in the second quarter of 2009 of $23.5 million increased 2.2%, versus non-GAAP acquisition-affected adjusted EBITDA in the second quarter of 2008 of $23.0 million, or 31.4% of non-GAAP acquisition-affected total net revenue.

Six-month Period

For the six-month period ended June 30, 2009, non-GAAP total adjusted EBITDA increased 33.6% to $46.8 million, or 28.7% of total net revenue, versus non-GAAP total adjusted EBITDA of $35.1 million, or 29.2% of total net revenue, in the first six months of 2008.

Comparing period-over-period organic growth, the six-month 2009 non-GAAP total adjusted EBITDA of $46.8 million increased 3.7% from non-GAAP acquisition-affected adjusted EBITDA of $45.2 million, or 30.4% of non-GAAP acquisition-affected total net revenue, in the same period of 2008.

Net Income and Earnings per Share

Second Quarter

Net income in the second quarter of 2009 was $2.2 million, or $0.04 per diluted share, versus a net loss of $1.6 million, or a loss of $0.03 per diluted share, in the second quarter of 2008.

Non-GAAP cash EPS, which is defined as EPS excluding acquisition-related intangible amortization, share-based compensation expense and non-recurring expense items on a tax-adjusted basis, was $0.17 per diluted share in the second quarter of 2009, compared to non-GAAP cash EPS of $0.15 per diluted share in the second quarter of 2008.

Six-month Period

For the first six months of 2009, net income was $4.1 million, or $0.07 per diluted share, versus net income of $1.1 million, or $0.02 per diluted share, in the first half of 2008. Non-GAAP cash EPS was $0.32 per diluted share in the first half of 2009, compared to non-GAAP cash EPS of $0.27 per diluted share in the same period of 2008.

Cash Flow and Capital Resources

Net cash provided by operating activities in the first six months of 2009 was $22.9 million, compared to net cash provided by operating activities of $24.4 million in the first half of last year. During the second quarter of 2009, the Company made a $19.8 million cash payment to the former shareholders of Accuro on the one-year anniversary of the Accuro acquisition pursuant to the merger agreement.

The Company’s balance sheet as of June 30, 2009 included $241.4 million in total bank debt, which is leverage of approximately 2.4 times trailing 12-month non-GAAP acquisition-affected adjusted EBITDA.

2009 Financial Guidance

The Company reaffirmed its 2009 revenue and adjusted EBITDA guidance, revised its revenue mix by segment and raised its EPS guidance, as follows:

(In millions, except EPS)	12 Months ended 12/31/09
Net Revenue:	Updated	Previous
Revenue Cycle Management	$ 210 – 216	$ 207 – 213
Spend Management	134 – 140	137 – 143
Total Net Revenue	346 – 354	346 – 354
Diluted EPS	0.29 - 0.37	0.27 - 0.35
Non-GAAP adjusted EBITDA	111 – 117	111 – 117
Non-GAAP cash diluted EPS	$ 0.76 - 0.84	$ 0.74 - 0.82

At June 30, 2009, the Company’s rolling 12-month non-GAAP contracted revenue was an estimated $332.4 million ($201.1 million from the Revenue Cycle Management segment and $131.3 million from the Spend Management segment). This is an increase of approximately 5.2% on a consolidated basis when compared to the rolling 12-month total of $315.8 million as of March 31, 2009.

Conference Call Information
Time/Date:	5:00 p.m. ET today, Monday, August 3, 2009
Phone:	866-811-1812 (or 706-902-0609 international), conference code 17410787
Webcast:	http://ir.medassets.com, “Events & Presentations” page
Replay:	Webcast will be archived for at least 30 days, or call 800-642-1687 (conf code 17410787)

The Company intends to file its Form 10-Q for the second quarter and six-month period ended June 30, 2009 with the Securities and Exchange Commission on or before August 10, 2009, and this filing will contain additional information about the Company’s results of operations.

About MedAssets

MedAssets (NASDAQ: MDAS) partners with healthcare providers to improve their financial strength by implementing spend management and revenue cycle solutions that help control cost, improve margins and cash flow, increase regulatory compliance, and optimize operational efficiency. MedAssets serves more than 125 health systems, 3,300 hospitals and 30,000 non-acute care healthcare providers. For more information, go to www.medassets.com.

Use of Non-GAAP Financial Information

In order to provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, the Company supplements its consolidated financial statements presented on a GAAP basis with non-GAAP financial information, including: gross fees; revenue share obligation; EBITDA; adjusted EBITDA; cash diluted EPS; acquisition-affected net revenue; acquisition-affected EBITDA; acquisition-affected adjusted EBITDA; and contracted revenue.

Reconciliations of these non-GAAP measures to their most directly comparable GAAP measures, where possible, are included in the accompanying financial schedules. Also, see “Use of Non-GAAP Financial Measures” following these financial schedules for more information.

Safe Harbor Statement

This Press Release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this Press Release include the intent, belief or current expectations of the Company and its management team with respect to the Company’s future business operations that include, but are not limited to: 2009 projections, costs and revenue growth, margin and other financial projections; contracted revenue forecasts; and the Company’s ability to successfully integrate and capitalize on synergies associated with its past acquisitions. Investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this Press Release include, but are not limited to: failure to realize improvements in performance, efficiency and profitability; failure to complete anticipated sales under negotiations; failure to successfully implement revenue backlog; lack of revenue growth; client losses; and adverse developments with respect to the operation or performance of the Company’s business units or the market price of its common stock. Additional factors that could cause actual results to differ materially from those contemplated within this Press Release can also be found in the Company’s Risk Factor disclosures in its Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission and available at http://ir.medassets.com. The Company disclaims any responsibility to update any forward-looking statements.

CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

In 000s, except per share data	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2009	2008	% Change	2009	2008	% Change

Revenue:
Administrative fees, net	$25,378	$25,148	0.9%	$52,864	$52,693	0.3%
Other service fees	58,831	36,087	63.0%	110,329	67,300	63.9%

Total net revenue	84,209	61,235	37.5%	163,193	119,993	36.0%

Operating expenses:
Cost of revenue	17,613	10,688		34,358	19,151
Product development expenses	5,250	3,611		11,268	6,308
Selling and marketing expenses	15,595	9,544		26,491	22,455
General and administrative expenses	27,481	22,215		54,932	43,275
Depreciation	2,985	2,349		5,895	4,470
Amortization of intangibles	7,000	5,016		14,011	8,793
Impairment of property and equipment, intangibles
and in process research and development	-	2,079		-	2,079

Total operating expenses	75,924	55,502	36.8%	146,955	106,531	37.9%

Operating income	8,285	5,733	44.5%	16,238	13,462	20.6%
Other income (expense):
Interest (expense )	(4,763)	(5,000)	-4.7%	(9,756)	(9,317)	4.7%
Other income (expense)	(33)	(3,362)		181	(2,329)

Income (loss) before income taxes	3,489	(2,629)		6,663	1,816
Income tax expense (benefit)	1,314	(1,053)		2,583	693

Net income (loss)	2,175	(1,576)		4,080	1,123

Basic and diluted income (loss) per share:
Basic net income (loss)	$0.04	$(0.03)		$0.08	$0.02

Diluted net income (loss)	$0.04	$(0.03)		$0.07	$0.02

Weighted average shares — basic	54,527	47,288		54,316	45,853
Weighted average shares — diluted	56,968	47,288	20.5%	56,699	48,485	16.9%

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
In $000s, except shares	2009	2008
	Unaudited	Audited

ASSETS
Current
Cash and cash equivalents	$-	$5,429
Accounts receivable, net of allowances of $1,752 and $2,247 as of June 30, 2009
and December 31, 2008	56,272	55,048
Deferred tax asset, current	13,780	13,780
Prepaid expenses and other current assets	7,151	5,997

Total current assets	77,203	80,254

Property and equipment, net	48,565	42,417
Other long term assets
Goodwill	511,861	508,748
Intangible assets, net	109,959	124,340
Other	18,947	18,101

Other long term assets	640,767	651,189

Total assets	$766,535	$773,860

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$6,571	$6,725
Accrued revenue share obligation and rebates	30,607	29,698
Accrued payroll and benefits	15,458	21,837
Other accrued expenses	7,829	6,981
Deferred revenue, current portion	25,546	24,280
Deferred purchase consideration	-	19,361
Current portion of notes payable	2,685	30,277
Current portion of finance obligation	156	149

Total current liabilities	88,852	139,308

Notes payable, less current portion	238,667	215,349
Finance obligation, less current portion	9,779	9,860
Deferred revenue, less current portion	5,598	6,411
Deferred tax liability	14,028	15,817
Other long term liabilities	5,360	4,176

Total liabilities	362,284	390,921

Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized; 55,888,000 and 53,917,000
shares issued and outstanding as of June 30, 2009 and December 31, 2008, respectively	559	539
Additional paid in capital	622,069	605,340
Accumulated other comprehensive loss	(1,605)	(2,088)
Accumulated deficit	(216,772)	(220,852)

Total stockholders’ equity	404,251	382,939

Total liabilities and stockholders’ equity	$766,535	$773,860

CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Six Months Ended
In $000s	June 30,	June 30,
	2009	2008

Operating activities:
Net income	$4,080	$1,123

Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Bad debt expense	2,524	985
Depreciation	7,115	4,729
Amortization of intangibles	14,382	9,296
Loss (gain) on sale of assets	193	(3)
Non-cash stock compensation expense	8,960	4,139
Excess tax benefit from exercise of stock options	(3,313)	-
Amortization of debt issuance costs	922	414
Noncash interest expense, net	913	402
Deferred income tax (benefit) expense	(57)	165
Impairment of intangibles	-	2,079

Changes in assets and liabilities	(12,802)	1,045

Cash provided by operating activities	22,917	24,374

Investing activities:
Purchases of property, equipment, and software	(6,186)	(2,790)
Capitalized software development costs	(7,071)	(4,953)
Acquisitions, net of cash acquired	(18,275)	(209,423)

Cash used in investing activities	(31,532)	(217,166)

Financing activities:
Proceeds from notes payable	60,932	100,000
Repayment of notes payable and capital lease obligations	(65,206)	(24,136)
Repayment of finance obligation	(329)	(320)
Debt issuance costs	-	(6,167)
Interest accrued on note receivable from stockholders	-	(14)
Excess tax benefit from exercise of stock options	3,313	-
Issuance of common stock, net of offering costs	4,476	534

Cash provided by financing activities	3,186	69,897

Net decrease in cash and cash equivalents	(5,429)	(122,895)
Cash and cash equivalents, beginning of period	5,429	136,952

Cash and cash equivalents, end of period	$-	$14,057

SUPPLEMENTAL SEGMENT REPORTING

RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

In $000s	Three Months Ended June 30,
	2009		2008		% Change
Net revenue
Revenue Cycle Management ("RCM")	$ 50,770		$ 31,320		62.1%
Spend Management	33,439		29,915		11.8%

Total net revenue	84,209		61,235		37.5%
Non-GAAP acquisition-related RCM adjustments [a]	-		12,035

Total non-GAAP acquisition-affected net revenue	$ 84,209		$ 73,270		14.9%

Non-GAAP Adjusted EBITDA		% margin		% margin
Revenue Cycle Management	$ 14,495	28.6%	$ 7,799	24.9%	85.9%
Spend Management	14,173	42.4%	15,313	51.2%	-7.4%
Corporate	(5,154)		(4,075)		26.5%

Total non-GAAP Adjusted EBITDA	$ 23,514	27.9%	$ 19,037	31.1%	23.5%
Non-GAAP acquisition-related RCM adjustments [a]	-		3,963

Total non-GAAP acquisition-affected Adjusted EBITDA	$ 23,514	27.9%	$ 23,000	31.4%	2.2%

	Six Months Ended June 30,
	2009		2008		% Change
Net revenue
Revenue Cycle Management ("RCM")	$ 97,790		$ 56,426		73.3%
Spend Management	65,403		63,567		2.9%

Total net revenue	163,193		119,993		36.0%
Non-GAAP acquisition-related RCM adjustments [a]	-		28,540

Total non-GAAP acquisition-affected net revenue	$ 163,193		$ 148,533		9.9%

Non-GAAP Adjusted EBITDA		% margin		% margin
Revenue Cycle Management	$ 26,821	27.4%	$ 12,041	21.3%	122.7%
Spend Management	30,425	46.5%	31,340	49.3%	-2.9%
Corporate	(10,403)		(8,314)		25.1%

Total non-GAAP Adjusted EBITDA	$ 46,843	28.7%	$ 35,067	29.2%	33.6%
Non-GAAP acquisition-related RCM adjustments [a]	-		10,103

Total non-GAAP acquisition-affected Adjusted EBITDA	$ 46,843	28.7%	$ 45,170	30.4%	3.7%

(a) Acquisition-related RCM adjustments include the historical results of Accuro's operations from January 1, 2008 through June 2, 2008 (the date of acquisition), inclusive of certain purchase accounting adjustments.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL REVENUE REPORTING

RECONCILIATION OF GROSS FEES (A NON-GAAP MEASURE) TO NET REVENUE
(UNAUDITED)

In $000s	Three Months Ended
	June 30,
ACTUAL	2009		2008

Non-GAAP gross administrative fees	$ 39,344		$ 37,879
Other service fees	58,831		36,087
Non-GAAP gross fees	98,175	RSO %	73,966	RSO %
Non-GAAP revenue share obligation (RSO)	(13,966)	35.5%	(12,731)	33.6%
Net revenue	$ 84,209		$ 61,235

NON-GAAP ACQUISITION-AFFECTED RESULTS

Non-GAAP gross administrative fees	$ 39,344		$ 37,879
Other service fees [b]	58,831		48,122
Non-GAAP gross fees [b]	98,175	RSO %	86,001	RSO %
Non-GAAP revenue share obligation	(13,966)	35.5%	(12,731)	33.6%
Net revenue [b]	$ 84,209		$ 73,270

In $000s	Six Months Ended
	June 30,
ACTUAL	2009		2008

Non-GAAP gross administrative fees	$ 80,276		$ 77,766
Other service fees	110,329		67,300
Non-GAAP gross fees	190,605	RSO %	145,066	RSO %
Non-GAAP revenue share obligation (RSO)	(27,412)	34.1%	(25,073)	32.2%
Net revenue	$ 163,193		$ 119,993

NON-GAAP ACQUISITION-AFFECTED RESULTS

Non-GAAP gross administrative fees	$ 80,276		$ 77,766
Other service fees [b]	110,329		95,840
Non-GAAP gross fees [b]	190,605	RSO %	173,606	RSO %
Non-GAAP revenue share obligation	(27,412)	34.1%	(25,073)	32.2%
Net revenue [b]	$ 163,193		$ 148,533

(b) Figures include acquisition-related RCM adjustments (non-GAAP) for the three and six months ended June 30, 2008.
See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL REPORTING OF ADJUSTED EBITDA

RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

In $000s	Three Months Ended		Six Months Ended
	June 30,		June 30,
ACTUAL RESULTS	2009	2008	2009	2008

Net Income (loss)	$2,175	$(1,576)	$4,080	$1,123

Depreciation	2,985	2,349	5,895	4,470
Amortization of intangibles	7,000	5,016	14,011	8,793
Amortization of intangibles (included in cost of revenue)	802	371	1,590	762
Interest expense, net	4,758	4,545	9,739	7,954
Income tax expense (benefit)	1,314	(1,053)	2,583	693

Non-GAAP EBITDA	$19,034	$9,652	$37,898	$23,795

Impairment of intangibles	-	2,079	-	2,079
Share-based compensation	4,574	2,399	8,960	4,139
Rental income from capitalized building lease	(109)	(109)	(219)	(219)
Purchase accounting adjustments	15	1,102	204	1,359
Interest rate swap cancellation	-	3,914	-	3,914

Non-GAAP Adjusted EBITDA	$23,514	$19,037	$46,843	$35,067

NON-GAAP ACQUISITION-AFFECTED RESULTS

Net Income (loss)	$2,175	$(1,576)	$4,080	$1,123
Non-GAAP acquisition-related net income (loss)	-	(561)	-	(1,674)

Non-GAAP acquisition-affected net income (loss)	2,175	(2,137)	4,080	(551)

Depreciation [c]	2,985	2,608	5,895	5,092
Amortization of intangibles [c]	7,000	7,498	14,011	14,997
Amortization of intangibles (included in cost of revenue) [c]	802	371	1,590	762
Interest expense, net [c]	4,758	6,284	9,739	12,243
Income tax expense (benefit) [c]	1,314	(1,369)	2,583	(340)

Non-GAAP acquisition-affected EBITDA	$19,034	$13,255	$37,898	$32,203

Impairment of intangibles	-	2,079	-	2,079
Share-based compensation [c]	4,574	2,604	8,960	4,656
Rental income from capitalized building lease	(109)	(109)	(219)	(219)
Purchase accounting adjustments [c]	15	1,257	204	2,537
Interest rate swap cancellation	-	3,914	-	3,914

Non-GAAP acquisition-affected Adjusted EBITDA	$23,514	$23,000	$46,843	$45,170

(c) Figures are non-GAAP for the three and six months ended June 30, 2008

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL EARNINGS PER SHARE REPORTING

RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

	Three Months Ended		Six Months Ended
Per share data [d]	June 30,		June 30,
	2009	2008	2009	2008

Diluted EPS attributable to common stockholders	$0.04	$(0.03)	$0.07	$0.02

Non-cash, tax-adjusted acquisition-related intangible amortization	0.08	0.07	0.16	0.12

Non-cash, tax-adjusted share-based compensation	0.05	0.03	0.10	0.05

Tax-adjusted interest rate swap cancellation	-	0.05	-	0.05

Non-cash, tax-adjusted impairment of intangibles	-	0.03	-	0.03

Non-GAAP cash diluted EPS	$0.17	$0.15	$0.32	$0.27

Weighted average shares - diluted	56,968	47,288	56,699	48,485

SUPPLEMENTAL 2009 ADJUSTED EBITDA GUIDANCE

RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

		Guidance Range for
		Twelve Months Ending
In $000s		December 31,
		2009
		(Low)	(High)

Net Income		$16,700	$21,000

Depreciation		15,200	14,800
Amortization of intangibles		28,000	28,000
Amortization of intangibles (included in cost of revenue)		3,200	3,200
Interest expense, net		19,200	18,800
Income tax expense		11,100	14,000

Non-GAAP EBITDA		93,400	99,800

Share-based compensation		17,500	17,100
Rental income from capitalized building lease		(400)	(400)
Purchase accounting adjustments		500	500

Non-GAAP adjusted EBITDA		$111,000	$117,000

SUPPLEMENTAL 2009 EARNINGS PER SHARE GUIDANCE

RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

		Guidance Range for
		Twelve Months Ending
		December 31,
In 000s, except per share data		2009
		(Low)	(High)

Net Income		$16,700	$21,000

Diluted EPS		0.29	0.37
Non-cash, tax-adjusted acquisition-related intangible amortization		0.29	0.29

Non-cash, tax-adjusted share-based compensation		0.18	0.18

Non-GAAP cash diluted EPS		$0.76	$0.84

Fully diluted weighted average shares outstanding		57,400	57,400

(d) Column amounts may not add to total amount due to rounding.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

Use of Non-GAAP Financial Measures

In order to provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management and the board of directors in their financial and operational decision-making, the Company supplements its consolidated condensed financial statements presented on a GAAP basis with the following non-GAAP financial information: gross fees, revenue share obligation, EBITDA, adjusted EBITDA; cash diluted EPS; acquisition-affected net revenue, acquisition-affected adjusted EBITDA and contracted revenue.

These non-GAAP financial measures may have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. The Company compensates for such limitations by relying primarily on the Company’s GAAP results and using non-GAAP financial measures only supplementally. Where possible, the Company provides reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures. Investors are encouraged to carefully review those reconciliations. In addition, because these non-GAAP measures are not measures of financial performance under GAAP and are susceptible to varying calculations, these measures, as defined by the Company, may differ from and may not be comparable to similarly titled measures used by other companies.

Gross fees include all administrative fees the Company receives pursuant to its vendor contracts and all other fees the Company receives from customers. The Company's revenue share obligation represents the portion of the administrative fees the Company is contractually obligated to share with certain of its GPO customers. Total net revenue (a GAAP measure) reflects the Company's gross fees net of its revenue share obligation. These non-GAAP measures assist management and the board of directors and may be helpful to investors in analyzing the Company's growth in its Spend Management segment given that administrative fees constitute a material portion of the Company's revenue and are paid to the Company by over 1,200 vendors contracted by its GPO, and that the Company's revenue share obligation constitutes a significant outlay to certain of its GPO customers.

The Company defines: EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization; adjusted EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization and other non-recurring, non-cash or non-operating items; and adjusted diluted EPS as earnings per share excluding non-cash acquisition-related intangible amortization and non-recurring expense items on a tax-adjusted basis. EBITDA, adjusted EBITDA and adjusted diluted EPS are used by the Company to facilitate a comparison of its operating performance on a consistent basis from period to period and provides for a more complete understanding of factors and trends affecting our business. These measures assist management and the board of directors and may be useful to investors in comparing the Company's operating performance consistently over time as it removes the impact of its capital structure (primarily interest charges and amortization of debt issuance costs), asset base (primarily depreciation and amortization) and items outside the control of the management team (taxes), as well as other non-cash (purchase accounting adjustments and imputed rental income) and non-recurring items, from the Company’s operational results. Adjusted EBITDA also removes the impact of non-cash share-based compensation expense. EBITDA, adjusted EBITDA and adjusted diluted EPS are not measures of liquidity under GAAP, or otherwise, and are not alternatives to cash flow from continuing operating activities.

The Company defines cash diluted EPS as earnings per share excluding non-cash acquisition-related intangible amortization and non-recurring expense items on a tax-adjusted basis and non-cash tax-adjusted shared-based compensation expense. Cash diluted EPS is not a measure of liquidity under GAAP, or otherwise, and is not an alternative to cash flow from continuing operating activities. Cash diluted EPS growth is used by the Company as the financial performance metric tied to the vesting of certain equity awards granted pursuant to the Company’s Long-Term Performance Incentive Plan.  Use of this measure for this purpose allows management and the board of directors to analyze the Company’s operating performance on a consistent basis by removing the impact of certain non-cash and non-recurring items from our operations, and by rewarding organic growth and accretive business transactions.  As a significant portion of senior management’s incentive based compensation is based on the achievement of certain cash diluted EPS growth over time, investors may find such information useful.

Acquisition-affected results include the activity of Accuro prior to the Company’s actual ownership.  The Accuro acquisition was consummated on June 2, 2008. These results assume the acquisition of Accuro occurred on January 1, 2008. Acquisition-affected net revenue and adjusted EBITDA are used by management and the board of directors to better understand the extent of growth of the Revenue Cycle Management segment.  Given the significant impact that this transaction had on the Company during the fiscal year ended December 31, 2008 and the six months ended June 30, 2009, the Company believes such acquisition-affected measures may be useful and meaningful to investors in their analysis of such growth. Non-GAAP acquisition-affected measures are for illustrative and informational purposes only and are not intended to represent or be indicative of what the Company's results of operations would have been if this transaction had occurred at the beginning of 2008. These measures also should not be considered representative of the Company's future results of operations.

Contracted revenue is a forward-looking operating measure used by management and the board of directors to better understand revenue growth trends within the Company's business segments as it reflects the Company’s current estimate of contractually committed revenue to be generated under existing customer contracts in the forward 12-month period. Such information may be useful to investors in their analysis of the Company's revenue growth trends. A reconciliation to the most directly comparable GAAP measure cannot be performed without unreasonable effort.

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CONTACT:
MedAssets, Inc.
Robert P. Borchert, 678-248-8194
VP, Investor Relations
rborchert@medassets.com